Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Aramark:

We consent to the incorporation by reference in the registration statements (Nos. 333-192775 and 333-192776) on Forms S-8 and (Nos. 333-202133 and 333-219920) on Forms S-3, of Aramark of our reports dated November 26, 2019, with respect to the consolidated balance sheets of Aramark as of September 27, 2019 and September 28, 2018, and the related consolidated statements of income, comprehensive income, cash flows, and stockholders’ equity for each of the fiscal years ended September 27, 2019, September 28, 2018 and September 29, 2017, and the related notes and the related financial statement schedule II (collectively the consolidated financial statements), and the effectiveness of internal control over financial reporting as of September 27, 2019, which reports appear in the September 27, 2019 annual report on Form 10-K of Aramark.

Our report refers to a change in the method of accounting for revenue.

/s/ KPMG LLP
Philadelphia, Pennsylvania
November 26, 2019